Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 14, 2011

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

    On December 14, 2011, Cadiz Inc. (the “Company”) sold 570,000 shares of Common Stock (the “Shares”) to two institutional buyers at the price of $9.00 per share for total proceeds of $5,130,000.00.  The proceeds will be used for general working capital purposes.  The Shares were registered with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-174752), as the same may be amended and/or supplemented.  A copy of the opinion of Theodora Oringher PC relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

    On December 15, 2011, the Company issued a press release announcing that it has completed an offering with Water Asset Management LLC, which acquired 500,000 of the 570,000 shares referred to above.  A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01    Financial Statement and Exhibits

    (d)  Exhibits

5.1	Opinion of Theodora Oringher PC

99.1	Press Release dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  December 15, 2011